Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY FOR

LIBERTY MEDIA CORPORATION

OFFER TO PURCHASE FOR CASH
UP TO 8,849,500 SHARES OF ITS
LIBERTY CAPITAL SERIES A COMMON STOCK
AND
LIBERTY CAPITAL SERIES B COMMON STOCK,
AT A PURCHASE PRICE NOT GREATER THAN $113.00
OR LESS THAN $105.00 PER SHARE

As set forth in Section 3 of the offer to purchase dated March 7, 2007 of Liberty Media Corporation (the “Offer to Purchase”), this notice of guaranteed delivery, or a facsimile hereof, must be used to accept the tender offer if:

(a) certificates representing shares of Liberty Capital Series A common stock, par value $0.01 per share, and/or certificates representing shares of Liberty Capital Series B common stock, par value $0.01 per share, in each case, of Liberty Media Corporation, a Delaware corporation, cannot be delivered prior to the “expiration date” (as defined in Section 1 of the Offer to Purchase); or

(b) the procedure for book-entry transfer cannot be completed before the expiration date; or

(c) time will not permit a properly completed and duly executed letter of transmittal, or manually signed facsimile thereof, and all other required documents to reach the depositary referred to below before the expiration date.

This form or a facsimile of it, signed and properly completed, may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary so that it is received by the Depositary before the expiration date. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

COMPUTERSHARE SHAREHOLDER SERVICES, INC.

By Mail:	By Overnight Delivery:
Computershare Shareholder Services, Inc.	Computershare Shareholder Services, Inc.
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree MA 02185-9208	Braintree MA 02184

By Facsimile Transmission (For Eligible Institutions Only):
Facsimile Transmission:
781-380-3388

To Confirm Facsimile Transmissions (For Eligible Institutions Only):
Confirm Receipt of Facsimile
By Telephone:
781-930-4900

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN THOSE SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO LIBERTY MEDIA CORPORATION OR THE INFORMATION AGENT FOR THE TENDER OFFER WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE BOOK-ENTRY TRANSFER FACILITY (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

This notice of guaranteed delivery form is not to be used to guarantee signatures. If a signature on the letter of transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Liberty Media Corporation the number of shares of Liberty Capital Series A common stock and/or Liberty Capital Series B common stock indicated below at a price per share not greater than $113.00 or less than $105.00, net to the seller in cash, less any applicable withholding taxes, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related letter of transmittal which as may be amended and supplemented from time to time together constitute the tender offer, receipt of which are hereby acknowledged.

Number of shares of Liberty Capital Series A common stock:

Certificate No(s). (if available):

Number of shares of Liberty Capital Series B common stock:

Certificate No(s). (if available):

Name(s):

(Please Type or Print)

Address(es) including Zip Code:

Area Code and Telephone Number(s):

Signature(s):

Dated:           , 2007

If shares of Liberty Capital Series A and/or Series B common stock will be tendered by book-entry transfer, provide the following information:

Account Number at Book-Entry Transfer Facility:

CHECK EXACTLY ONE BOX ON THIS PAGE. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY SHARES

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER
(See Instruction 6 of the Letter of Transmittal)

☐	The undersigned wants to maximize the chance of having Liberty Media purchase all Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Liberty Media pursuant to the Tender Offer. If you agree to accept the purchase price determined by Liberty, your Shares will be deemed to be tendered at the minimum price of $105.00 per share. You should understand that this election may lower the purchase price paid for all purchased Shares in the Tender Offer and could result in your Shares being purchased at the minimum price of $105.00 per share.

—OR—
SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER
(See Instruction 6 of the Letter of Transmittal)

By checking one of the boxes below instead of the box above, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked below. A stockholder who desires to tender Shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders such shares. You cannot tender the same LCAPA or LCAPB shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the Offer to Purchase.

Price (in dollars) per Share at which Shares are being tendered:

☐ $105.00	☐ $106.30	☐ $107.60	☐ $108.90	☐ $110.20	☐ $111.50	☐ $112.80
☐ $105.10	☐ $106.40	☐ $107.70	☐ $109.00	☐ $110.30	☐ $111.60	☐ $112.90
☐ $105.20	☐ $106.50	☐ $107.80	☐ $109.10	☐ $110.40	☐ $111.70	☐ $113.00
☐ $105.30	☐ $106.60	☐ $107.90	☐ $109.20	☐ $110.50	☐ $111.80
☐ $105.40	☐ $106.70	☐ $108.00	☐ $109.30	☐ $110.60	☐ $111.90
☐ $105.50	☐ $106.80	☐ $108.10	☐ $109.40	☐ $110.70	☐ $112.00
☐ $105.60	☐ $106.90	☐ $108.20	☐ $109.50	☐ $110.80	☐ $112.10
☐ $105.70	☐ $107.00	☐ $108.30	☐ $109.60	☐ $110.90	☐ $112.20
☐ $105.80	☐ $107.10	☐ $108.40	☐ $109.70	☐ $111.00	☐ $112.30
☐ $105.90	☐ $107.20	☐ $108.50	☐ $109.80	☐ $111.10	☐ $112.40
☐ $106.00	☐ $107.30	☐ $108.60	☐ $109.90	☐ $111.20	☐ $112.50
☐ $106.10	☐ $107.40	☐ $108.70	☐ $110.00	☐ $111.30	☐ $112.60
☐ $106.20	☐ $107.50	☐ $108.80	☐ $110.10	☐ $111.40	☐ $112.70

You will not have validly tendered your Shares unless you check one and only one box in this frame.

CONDITIONAL TENDER
(See Instruction 7 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of Shares upon Liberty Media purchasing a specified minimum number of the Shares tendered by the tendering stockholder, all as described in Section 6 of the Offer to Purchase “Conditional Tender of Shares.” Unless at least that minimum number of Shares indicated below is purchased by Liberty Media from the tendering stockholder pursuant to the terms of the Tender Offer, none of the Shares tendered by the tendering stockholder will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of Shares that must be purchased from the tendering stockholder if any are purchased, and each stockholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from the tendering stockholder, if any are purchased, is: shares.

If, because of proration, the minimum number of Shares designated will not be purchased, Liberty Media may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her Shares and, if true, checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.

ODD LOTS
(See Instruction 11 of the Letter of Transmittal)

To be completed only if the Shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of such shares.

In addition, the undersigned is tendering Shares either (check one box):

☐	at the price determined by Liberty Media pursuant to the Tender Offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above under “Shares Tendered At Price Determined By Stockholder”.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

THE UNDERSIGNED, A BANK, BROKER, DEALER, CREDIT UNION, SAVINGS ASSOCIATION OR OTHER ENTITY WHICH IS A MEMBER IN GOOD STANDING OF THE SECURITIES TRANSFER AGENTS MEDALLION PROGRAM OR AN “ELIGIBLE GUARANTOR INSTITUTION,” AS SUCH TERM IS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EACH OF THE FOREGOING CONSTITUTING AN “ELIGIBLE GUARANTOR INSTITUTION,” GUARANTEES THE DELIVERY TO THE DEPOSITARY OF THE SHARES TENDERED HEREBY, IN PROPER FORM FOR TRANSFER, OR A CONFIRMATION THAT THE SHARES TENDERED HEREBY HAVE BEEN DELIVERED UNDER THE PROCEDURE FOR BOOK-ENTRY TRANSFER SET FORTH IN THE OFFER TO PURCHASE INTO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR A MANUALLY SIGNED FACSIMILE THEREOF, AND ANY OTHER REQUIRED DOCUMENTS, ALL WITHIN THREE NASDAQ GLOBAL SELECT MARKET TRADING DAYS OF THE DATE HEREOF.

Name of Firm:

AUTHORIZED SIGNATURE

Name:
(Please Type or Print)

Title:

Address:
Zip Code

Area Code and Telephone Number:

Dated:           , 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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